Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2012 relating to the financial statements that appear in Puma Biotechnology, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ PKF
PKF
Certified Public Accountants
A Professional Corporation

San Diego, California

May 25, 2012